As filed with the Securities and Exchange Commission on November 9, 2009	Registration No. 333-143156

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DIGITALFX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	65-0358792
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(702) 938-9300
(Address or Principal Executive Offices)

DigitalFX International, Inc. 2006 Stock Incentive Plan
12 Individual Stock Option Agreements
(Full Title of the Plan)

Abraham Sofer, President
DigitalFX International, Inc.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(702) 938-9300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gregory Akselrud, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐		Accelerated Filer ☐
Non-Accelerated Filer ☐	(Do not check if smaller reporting company)	Smaller Reporting Company ☒

Deregistration of Securities

On May 22, 2007, DigitalFX International, Inc. (“we” or “our”) filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-8 (File No. 333-143156) (the “Registration Statement”), registering 1,467,641 shares of our common stock for offers and sales pursuant to our 2006 Stock Incentive Plan and an aggregate of 688,642 shares of our common stock for offers and sales pursuant to 12 individual stock option agreements.  This offering has been terminated.  Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 9, 2009.

DIGITALFX INTERNATIONAL, INC. (Registrant)

By:	/s/ Richard Kall
Richard Kall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Kall	Chairman, Chief Executive Officer	November 9, 2009
Richard Kall	(Principal Executive Officer)

/s/ Tracy Sperry	Chief Financial Officer	November 9, 2009
Tracy Sperry	(Principal Accounting Officer)

/s/ Abraham Sofer	President	November 9, 2009
Abraham Sofer

/s/ David Weaver	Director	November 9, 2009
David Weaver